Exhibit 10.15

Date: May 6, 2015

Bryan McLaren, President
Zoned Properties, Inc.

14300 N. Northsight Blvd., Suite 208

Scottsdale, Arizona 85260

Re: Consulting Services Agreement

Dear Mr. McLaren:

Please allow this letter to serve as an expression of our interest in establishing an advisory/consulting relationship between Newbridge Financial, Inc., a Florida corporation (“Advisor”) and Zoned Properties, Inc., a Nevada corporation (the “Company”), to provide business advisory and related consulting services to the Company. This letter sets forth the terms of such a relationship (the “Agreement”).

1.	Scope of Engagement. Advisor will assist the Company and provide services in the following areas (the “Services”):
a.	Study and review the business, operations, financial performance and development initiatives to provide advice to the Company;
b.	Assist the Company in preparing for and completing a capital raise transaction including by referral to placement agents and institutional investors;
c.	Assist the Company in attempting to formulate the optimal strategy to meet the Company’s working capital and resource needs;
d.	Identify, make introductions to and evaluate potential business contacts within the industry that may help the company advance its business opportunities, and in appropriate instances, negotiate on the company’s behalf;
e.	Help assist the Company in structuring a placement agent agreement with broker/dealers or other sources of debt and/or equity financing;
f.	Help assist the Company in formulating the terms and structure of any debt or equity financings contemplated by the Company;
g.	Assist in any presentation to the Board of Directors of the Company in connection with a proposed transaction or financing; and

Zoned Properties, Inc.

h.	Identify and introduce the Company to prospective private institutional financial investors, private lender and/or other sources of capital.

2.	Term and Termination.
a.	Term. The term of our engagement hereunder shall be for a period of thirty-six (36) months commencing on the date hereof (“Engagement Period”). During the term of this agreement, the Advisor and the Company will both have the right to terminate (the “Termination”) the Consulting agreement by providing fifteen (15) days prior written notice to each other. The Termination of this agreement will not, affect the rights of the Consultant to compensation for work completed as of the date of the Termination. The term may be extended by mutual agreement of the parties and may be terminated by either party upon ninety (90) days written notice.
b.	Termination. Advisor may terminate this Agreement at any time by providing Company thirty (30) days prior written notice, it being understood by the Parties that at the time of such termination, all amounts due hereunder up to the date of termination shall be paid in full by Company to Advisor. Company may terminate this Agreement only for Advisor’s breach of a material term or condition of this Agreement if Advisor does not cure the breach or commence to cure such breach within thirty (30) days after receiving written notice from Company describing the material breach. In the event of termination of this Agreement by Company or Advisor pursuant to the terms and conditions set forth in this Section 2(b), Advisor shall return to Company any unearned Consulting Fees as of the date of termination. In no event shall the Party exercising its right under this Section 2(b) be precluded by the exercise of such termination right from pursuing, subject to the terms of this Agreement and applicable law, any cause of action or other claim it may then or at any time thereafter have against the other Party in respect of any breach or default by the other Party hereunder. From and after termination of this Agreement, the Parties shall continue to be bound by such provisions of this Agreement as by their nature survive such events, including, without limitation, Sections 5, 10 and 14.

3.	Compensation.
a.	Services. In consideration of the Services to be provided by Advisor to the Company under this Agreement, the Advisor shall be granted 1,000,000 shares (the “Common Stock” or “Shares”) from the Company’s 2014 Employee Stock Option Plan (“Plan”) in accordance with the Company’s Stock Option Grant Notice and Agreement attached hereto as Exhibit A. All shares of Common Stock issued to Advisor in accordance with this Agreement will have “piggy-back” registration rights along with any registration statement filed by the Company during the term of this Agreement other than a registration statement on Form S-8 or Form S-4. All shares and rights to receive shares in accordance with this Agreement may be assigned and issued in accordance with the instructions of Advisor provided that such share recipients are officers, directors, consultants, employees, advisors, or affiliates of Advisor or Advisor’s subsidiaries.

Zoned Properties, Inc.

b.	Expenses. All costs and expenses necessary in connection with the Services and travel and living expenses, copying and shipping expenses and other costs and expenses incurred in connection therewith shall be paid by the Advisor.
4.	Information. In order to allow Advisor to provide the Services hereunder, Company will cooperate with Advisor and furnish Advisor upon request with all information regarding the business, operations, properties, financial condition, management and prospects of Company (all such information so furnished being the “Information”) which Advisor deems appropriate and will provide Advisor with access to Company's officers, directors, employees, independent accountants and legal counsel. Company recognizes and confirms that Advisor: (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; and (ii) does not assume responsibility for the accuracy or completeness of the Information and any reports or other filings made by Company with the SEC.
5.	Indemnification. Company agrees to indemnify and hold the Advisor and its subsidiaries and their respective officers, directors, employees and agents and (collectively, the “Advisor Indemnitees”) harmless from all Advisor Indemnified Liabilities. For this purpose, “Advisor Indemnified Liabilities” shall mean all suits, proceedings, claims, expenses, losses, costs, liabilities, judgments, deficiencies, assessments, actions, investigations, penalties, fines, settlements, interest and damages (including reasonable attorneys’ fees and expenses), whether suit is instituted or not and, if instituted, whether at any trial or appellate level, and whether raised by the parties hereto or a third party, incurred or suffered by the Advisor Indemnitees or any of them arising from, in connection with or as a result of Advisor’s negligence in performance or non-performance of the Services set forth in this Agreement and a breach of any of Company’s representations under this Agreement; provided, however, Advisor Indemnified Liabilities shall specifically exclude the gross negligence, willful misconduct or other unlawful acts of Advisor in connection with its performance of the Services.
6.	Independent Agreement. It is understood that this Agreement is independent of and separate from any agreements that may be entered into between the Company with Newbridge Securities Corporation (“NSC”), and that any such future agreement with NSC, if any, will be subject to separate terms and conditions including compensation arrangements and due diligence conditions. In addition, during the course of this Agreement, it is anticipated that the Company may, at its sole discretion, enter into one or more corporate finance transactions with financing sources introduced by Advisor.

Zoned Properties, Inc.

7.	Non-Circumvention. The Company irrevocably agree not to circumvent, avoid or by-pass Advisor, either directly or indirectly, nor to contact the clients, partners, vendors, strategic alliance partners, private or public equity providers, nor to avoid payment of fees, in a corporation, trust partnership, or any other entity, either in connection with this Agreement or any other additions, renewals, extensions, rollovers, amendments, re-assignments, or otherwise relating to this Agreement. The Parties specifically acknowledge that as entrepreneurial business people, the form of a benefit or business arrangement arising from this Agreement may take many different structures and that it is the overall intent of this Agreement that Advisor be compensated for benefits derived from the services of Advisor. In such regard, this Agreement should be interpreted broadly and all encompassing.
8.	Representations and Warranties of the Company. The Company hereby represents and warrants that any and all information supplied hereunder to Advisor in connection with any and all services to be performed hereunder by Advisor for and on behalf of the Company shall be, to the best of the Company’s knowledge, true, complete and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading. The Company hereby acknowledges that the ability of Advisor to adequately provide services as described herein is dependent upon the prompt dissemination of accurate, correct and complete information to Advisor. The Company further represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.
9.	Representations and Warranties of Advisor. The parties further agree that the Advisor shall not have the authority to enter into any contract and/or agreement and/or to otherwise bind the Company in any way to any third party. Advisor hereby warrant and represent that he/she have the right to perform the serviced contemplated hereby and to disclose to the Company all information transmitted to potential investors in performance of these services. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

Zoned Properties, Inc.

10.	Confidentiality. The Advisor acknowledges that during the engagement it will have access to and become acquainted with various client information, Company records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, without limitation, the Company’s business and product processes, methods, customer lists, accounts and procedures. The Advisor agrees that it will not directly disclose any of the aforesaid or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of this engagement with the Company and with the Company’s express written permission. The confidentiality obligations under this Agreement shall not apply to any portion of the Confidential Information which: (a) at the time of disclosure to the party or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by a party in violation of this Agreement); (b) was available to the party on a non-confidential basis from a source other than the other party, provided that such source is not and was not bound by a confidentiality agreement with a party; (c) has been independently acquired or developed by a party without violating any of its obligations under this Agreement; or (d) the disclosure of which is legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil or administrative investigative demand or other similar process). In the event that a party becomes legally compelled to disclose any of the Confidential Information, each party shall provide the other party with prompt prior written notice of such requirement so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement.
11.	Independent Contractor. This Agreement shall not render the Advisor an employee, partner, agent of, or joint venture with the Company for any purpose. The Advisor is and will remain an independent contractor in its relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Advisor’ compensation hereunder. The Advisor shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.
12.	Amendment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.
13.	Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose.
14.	Attorneys Fees and Costs. If any party to this Agreement brings an action, directly or indirectly based upon this Agreement or the matters contemplated hereby against the other party, the prevailing party shall be entitled to recover, in addition to any other appropriate amounts, its reasonable costs and expenses in connection with such proceeding, including, but not limited to, reasonable attorneys’ fees and expenses and court costs.

Zoned Properties, Inc.

15.	Assignment and Subcontractors. This Agreement shall be assignable by Advisor. Company acknowledges that from time to time, Advisor may enlist a subcontractor to perform some of the Services provided to Company. In the event services to be performed as outlined in this Agreement are subcontracted to a third party, the third party shall accept responsibility for the performance of such activities. Advisor will cease to bear any responsibility related to the performance of subcontracted services; however the Advisor will act as liaison between the subcontractor and Company, to monitor the performance of services to be provided by any third party.
16.	Securities Laws. Advisor hereby represents that the Shares that are issuable pursuant to this Agreement are not registered under the Securities Act of 1933, as amended (the “Securities Act”) and are being acquired by Advisor for investment and not for sale or with a view to distribution thereof. Advisor acknowledges and agrees that any sale or distribution of the Shares may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. Advisor hereby consents to such action as the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Shares (whether or not the restrictions applicable thereto have lapsed) and delivering stop transfer instructions to the Company's stock transfer agent.

If these terms are consistent and acceptable with your view of the terms of our relationship, please countersign a copy of this letter and return it via fax and/or email. Please contact me if you have any questions.

Sincerely,

Newbridge Financial, Inc.

/s/ Guy S. Amico
Guy S. Amico (May 6, 2015)
Executive Chairman

AGREED TO AND ACKNOWLEDGED this May 6, 2015

Zoned Properties, Inc.

By:	Bryan McLaren
Bryan McLaren (May 6, 2015)
Bryan McLaren, President

Zoned Properties, Inc.

EXHIBIT A

ZONED PROPERTIES, INC.

STOCK OPTION GRANT NOTICE AND AGREEMENT